Execution Copy

Exhibit 10.55.2

Employment Agreement for Gilles Pajot

As Amended and Restated Effective May 7, 2006

IMS HEALTH INCORPORATED

Employment Agreement for Gilles Pajot

As Amended and Restated Effective May 7, 2006

i

	(b)	Termination by Executive Other Than For Good Reason	10
	(c)	Termination by the Company Without Cause Prior to or More than Two Years After a Change in Control	10
	(d)	Termination by Executive for Good Reason Prior to or More than Two Years After a Change in Control	12
	(e)	Termination by the Company Without Cause Within Two Years After a Change in Control	14
	(f)	Termination by Executive for Good Reason Within Two Years After a Change in Control	15
	(g)	Other Terms Relating to Certain Terminations of Employment; Delayed Payments Under Section 409A	17
8.	Definitions Relating to Termination Events		17
	(a)	“Cause”	17
	(b)	“Change in Control”	18
	(c)	“Compensation Accrued at Termination”	19
	(d)	“Disability”	19
	(e)	“Good Reason	19
	(f)	“Potential Change in Control”	20
	(g)	“Specified Employee”	20
9.	Rabbi Trust Obligation Upon Potential Change in Control; Excise Tax Related Provisions		21
	(a)	Rabbi Trust Funded Upon Potential Change in Control	21
	(b)	Gross-up If Excise Tax Would Apply	21
10.	Non-Competition and Non-Disclosure; Executive Cooperation; Non-Disparagement		22
	(a)	Non-Competition	22
	(b)	Non-Disclosure; Ownership of Work	23
	(c)	Cooperation With Regard to Litigation	23
	(d)	Non-Disparagement	23
	(e)	Release of Employment Claims	23
	(f)	Forfeiture of Outstanding Options	23
	(g)	Survival	24
11.	Governing Law; Disputes; Arbitration		24
	(a)	Governing Law	24
	(b)	Reimbursement of Expenses in Enforcing Rights	24
	(c)	Arbitration	25

ii

	(d)	Interest on Unpaid Amounts	25
12.	Miscellaneous		25
	(a)	Integration	25
	(b)	Successors; Transferability	25
	(c)	Beneficiaries	26
	(d)	Notices	26
	(e)	Reformation	26
	(f)	Headings	26
	(g)	No General Waivers	26
	(h)	No Obligation To Mitigate	26
	(i)	Offsets; Withholding	27
	(j)	Successors and Assigns	27
	(k)	Counterparts	27
13.	Indemnification		27
Addendum A			28

iii

IMS HEALTH INCORPORATED

Employment Agreement for Gilles Pajot

As Amended and Restated Effective May 7, 2006

THIS EMPLOYMENT AGREEMENT by and between IMS HEALTH INCORPORATED, a Delaware corporation (the “Company,” subject to Section 12(b)), and Gilles Pajot (“Executive”) became effective as of November 14, 2000 (the “Effective Date”). The first amendment and restatement of this Employment Agreement became effective as of February 16, 2006 and the second amendment and restatement of this Employment Agreement became effective as of May 7, 2006 (the “Restatement Date”).

WITNESSETH

WHEREAS, Executive has served the Company and its predecessors as an executive of their subsidiaries since December 16, 1997;

WHEREAS, the Company desires to continue to employ Executive as Executive Vice President of the Company and, from February 16, 2006, as President, Global Business Management, for the Company;

WHEREAS, Executive desires to continue his employment on the terms and conditions herein set forth;

WHEREAS, Executive became a U.S. resident for Federal income tax purposes on the Restatement Date thereby causing this Employment Agreement to become subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, Executive and the Company desire to amend and restate this Employment Agreement to comply with Section 409A of the Code effective as of the Restatement Date and to make certain other changes to this Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company and Executive each hereby acknowledge, the Company and Executive hereby agree as follows:

1.                                       Employment.

The Company hereby agrees to employ Executive as its Executive Vice President of the Company and, from February 16, 2006, as President, Global Business Management, for the Company, and Executive hereby agrees to accept such employment and serve in such capacities, during the Term as defined in Section 2 (subject to Section 7(c)) and upon the terms and conditions set forth in this Employment Agreement (the “Agreement”).

2.                                       Term.

The term of employment of Executive under this Agreement (the “Term”) shall be the period commencing on the Effective Date and ending on December 31, 2002 and any period of extension thereof in accordance with this Section 2, except that the Term will end at a date, prior to the end of such period or extension thereof, specified in Section 6 or 7 in the event of termination of Executive’s employment. The Term, if not previously ended, shall be extended automatically without further action by either party by one additional year (added to the end of the Term) first on December 31, 2002 (extending the Term to December 31, 2003)

and on each succeeding December 31 thereafter, unless either party shall have served written notice in accordance with Section 12(d) upon the other party on or before the June 30 preceding a December 31 extension date electing not to extend the Term further as of that December 31 extension date, in which case employment shall terminate on that December 31 and the Term shall end at that date, subject to earlier termination of employment and earlier termination of the Term in accordance with Section 6 or 7. The foregoing notwithstanding, in the event there occurs a Potential Change in Control during the period of 180 days prior to the December 31 on which the Term will terminate as a result of notice given by the Executive or the Company hereunder, the Term shall be extended automatically at that December 31 by an additional period such that the Term will extend until the 180th day following such Potential Change in Control.

3.                                       Offices and Duties.

The provisions of this Section 3 will apply during the Term after the Restatement Date, except as otherwise provided in Section 7(c) or 7(e):

(a)                                  Generally. Executive shall serve as the Executive Vice President of the Company and President, Global Business Management, for the Company.  In any and all such capacities, Executive shall report only to the Chief Executive Officer of the Company and to the Board of Directors (the “Board”).  Executive shall have and perform such duties, responsibilities, and authorities as are customary for an executive vice president and a designated president responsible for global business management of a publicly held corporation of the size, type, and nature of the Company as they may exist from time to time and consistent with such position and status, but in no event shall such duties, responsibilities, and authorities be reduced from those of Executive at the Restatement Date (including those specified in this Section 3(a)), except with the written consent of Executive.  Executive shall devote his full business time and attention, and his best efforts, abilities, experience, and talent, to the positions of Executive Vice President of the Company and President, Global Business Management, for the Company, and for the businesses of the Company without commitment to other business endeavors, except that Executive (i) may make personal investments which are not in conflict with his duties to the Company and manage personal and family financial and legal affairs, (ii) may undertake public speaking engagements, and (iii) may serve as a director of (or similar position with) any other business or an educational, charitable, community, civic, religious, or similar type of organization with the approval of the Chief Executive Officer, so long as such activities (i.e., those listed in clauses (i) through (iii)) do not preclude or render unlawful Executive’s employment or service to the Company or otherwise materially inhibit the performance of Executive’s duties under this Agreement or materially impair the business of the Company or its subsidiaries.  It is understood that the designation as “President, Global Business Management” does not constitute an appointment to the corporate office of President of the Company.

(b)                                 Place of Employment. Executive’s principal place of employment shall be at the Corporate Offices of the Company which shall be in Fairfield County, Connecticut.

(c)                                  Administrative Assistance.  Executive will be provided with a senior level executive assistant at the Corporate Offices of the Company in Fairfield County, Connecticut.

4.                                       Salary and Annual Incentive Compensation.

As partial compensation for the services to be rendered hereunder by Executive, the Company agrees to pay to Executive during the Term after the Restatement Date the compensation set forth in this Section 4.

(a)                                  Base Salary. The Company will pay to Executive during the Term a base salary, the annual rate of which shall be 364,140 British Pounds Sterling until October 16, 2006 and from and after such date $700,269, payable in cash in substantially equal semi-monthly installments and otherwise in accordance with the Company’s usual payroll practices with respect to senior executives (except to the extent deferred under Section 5(d)). Executive’s annual base salary shall be reviewed by the Compensation and Benefits Committee of the Board (the “Committee”) at least once in each calendar year, and may be increased above, but may not be reduced below, the then-current rate of such base salary.  For purposes of this Agreement, “Base Salary” means Executive’s then-current base salary.

(b)                                 Annual Incentive Compensation. The Company will pay to Executive during the Term annual incentive compensation which shall offer to Executive an opportunity to earn additional compensation based upon performance in amounts determined by the Committee in accordance with the applicable plan and consistent with past practices of the Company; provided, however, that the annual incentive opportunity during the Term shall be not less than the greater of: (i) 71% of Base Salary; and (ii) the annual target incentive opportunity for the prior year for achievement of target level performance, with the nature of the performance and the levels of performance triggering payments of such annual target incentive compensation for each year to be established and communicated to Executive during the first quarter of such year by the Committee; provided further that annual incentive payable for performance in 2006 shall be based on the amount of salary actually paid during the year.  In addition, the Committee (or the Board) may determine, in its discretion, to increase the Executive’s annual target incentive opportunity or provide an additional annual incentive opportunity, in excess of the annual target incentive opportunity, payable for performance in excess of or in addition to the performance required for payment of the annual target incentive amount. Any annual incentive compensation payable to Executive shall be paid in accordance with the applicable plan (except to the extent deferred under Section 5(d)).

5.                                       Long-Term Compensation, Including Stock Options, Benefits, Deferred Compensation, and Expense Reimbursement

(a)                                  Executive Compensation Plans.  Executive shall be entitled during the Term to participate, without discrimination or duplication, in all executive compensation plans and programs intended for general participation by senior executives of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, subject to the eligibility and other requirements of such plans and programs, including without limitation any stock option plans, plans under which restricted stock/restricted stock units, performance-based restricted stock/restricted stock units (“PERS”) or performance-accelerated restricted stock/restricted stock units (“PARS”) may be awarded, other annual and long-term cash and/or equity incentive plans, and deferred compensation plans; provided, however, that such plans and programs, in the aggregate, after the Effective Date shall provide Executive with compensation and incentive award opportunities substantially no less favorable than those provided by the Company to Executive under such plans and programs as in effect on the Effective Date. In furtherance of the foregoing:

(i)                                     Executive will continue to be eligible for awards of PERS under the Performance-Based Restricted Stock Program (the “PBRSP”) which match the amount of annual incentive compensation earned under Section 4(b) (with the 2006 award opportunity based on the annual incentive opportunity under Section 4(b) in effect for 2006); provided, however, that the Company may replace the PBRSP with a different long-term incentive program providing an incentive opportunity determined by the Committee to be reasonably comparable to that under the PBRSP; and

(ii)                                  Executive has been granted 39,856 restricted stock units (“RSUs”) as of January 3, 2006, under the Company’s 1998 Employees’ Stock Incentive Plan, on the terms and conditions set forth in the Restricted Stock Unit Grant Agreement.

(b)                                 Employee and Executive Benefit Plans.  Except as otherwise provided in this Section 5(b), Executive shall be entitled during the Term to participate, without discrimination or duplication, in all employee and executive benefit plans and programs of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, to the extent such plans are available generally to other senior executives or employees of the Company, subject to the eligibility and other requirements of such plans and programs, including without limitation plans providing pensions, supplemental pensions, supplemental and other retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance, as well as savings, profit-sharing, and stock ownership plans; provided, however, that such benefit plans and programs, in the aggregate, shall provide Executive with benefits and compensation after the Effective Date substantially no less favorable than those provided by the Company to Executive under such plans and programs as in effect on the Effective Date.  The foregoing notwithstanding, Executive shall not be eligible to participate or receive benefits under the Company’s Retirement Plan, Savings Plan or Employee Protection Plan and benefits to Executive under his Change-in-Control Agreement shall be payable only if and to the extent that such benefits would exceed the corresponding benefits payable under this Agreement.  Moreover, the Company may, at its discretion, designate the welfare and fringe benefit plans in which Executive shall be eligible to participate after the Restatement Date provided that the welfare and fringe benefits provided by the Company to Executive after the Restatement Date are no less favorable than those provided by the Company to Executive before the Effective Date.

In furtherance of and not in limitation of the foregoing, during the Term after the Restatement Date:

(i)                                     Executive will participate as Executive Vice President and President, Global Business Management, in all executive and employee vacation and time-off programs.  Until the third anniversary of the Restatement Date, he shall be provided with first class round-trip airfare to Paris once every 12 months in order to maintain family ties and, in the event of a serious illness or death of a member of Executive’s immediate family, the Company will provide Executive with an additional first class round-trip airfare to Paris, to be provided in kind or reimbursed to Executive in the payroll period next following the period in which such expense is incurred by Executive;

(ii)                                  The Company will provide Executive with coverage as Executive Vice President and President, Global Business Management, with respect to long-term disability insurance and benefits substantially no less favorable (including any required contributions by Executive) than such insurance and benefits in effect on the Effective Date;

(iii)                               Executive will be covered by Company-paid group and individual term life insurance providing a death benefit no less than the death benefit provided under Company-paid insurance in effect at the Effective Date; provided, however, that, with the consent of Executive, such insurance may be combined with a supplementary retirement funding vehicle;

(iv)                              Executive will be entitled to retirement benefits equivalent to the benefits he would have received under the Pharmacia & Upjohn Global Officers Pension Plan, as set forth in Addendum A hereto; provided, however, that, in the event of termination of Executive’s employment by the Company for Cause pursuant to Section 7(a), no benefits will be payable to Executive pursuant to this Section 5(b)(iv);

(v)                                 The Company will provide Executive with medical, dental and prescription drug benefits consistent with its policies for other senior executives, but coverage shall be provided through the Company’s insured international medical and dental plan or such replacement coverage as Executive may agree to from time to time;

(vi)                              The Company will provide Executive with the benefits under the Executive Rewards Program, as in effect during the Term, which currently provide an annual physical and up to $10,000 in professional financial planning services.  In addition, until the third anniversary of the Restatement Date, the Company will provide Executive with professional financial planning services associated with his relocation to the United States.  Such services shall be provided in kind or reimbursed to Executive in the year in which such financial planning services are incurred; and

(vii)                           Until the third anniversary of the Restatement Date, the Company will provide Executive with the following expatriate benefits:

•                  An automobile allowance, car service or company car to facilitate daily travel to and from Company offices and business activities (“commuting”) to be provided in kind or reimbursed to Executive on a monthly basis.  The Company will reimburse Executive for income taxes resulting from commuting and from the reimbursement of taxes therefore under this Section 5(b)(vii), but the reimbursement for taxes under this

Section 5(b)(vii) will not apply to other income taxes resulting from permitted personal use of the automobile and driver or car service.  Such reimbursement shall be made in a lump sum in the year in which such taxes are due.

•                  Temporary living expenses from the time Executive vacated his apartment in the United Kingdom until June 2, 2006 and a monthly allowance of $18,200, net after taxes, beginning June 2, 2006 for Executive’s costs for housing, security, furniture rental, cleaning services and utilities provided in kind or reimbursed to Executive on a monthly basis. The Company will also bear any lease costs relating to Executive’s United Kingdom apartment after the Restatement Date through its expiration in July 2006, which costs will be payable in 2006. To cover incremental miscellaneous expenses incurred in connection with Executive’s relocation to the United States, the Company will pay to Executive in 2006 a disturbance allowance equal to one-month’s base salary, net after taxes, in 2006.  The Company will also pay for or reimburse to Executive his reasonable moving expenses by way of surface shipment of up to one 40-foot container load and an air shipment of up to 1,000 pounds net weight associated with his relocation to the United States of normal household goods and personal effects, payable in 2006. The Company will further pay for or reimburse to Executive reasonable storage fees in the United Kingdom for other normal household goods and personal effects, which fees will be payable on a monthly basis.  Reasonable moving and storage expenses subject to reimbursement hereunder will not include the moving or storage of automobiles, boats, valuable collections or other items that the Company, in its discretion, determines do not constitute normal household goods or personal effects. Although the Company will not reimburse Executive for shipping any automobile or other vehicle to or from the United States, the Company will pay to Executive in 2006 the amount of $3,000, net after taxes, for loss incurred upon sale or early lease cancellation fee with respect to an automobile. The Company will further provide Executive with certain destination services, including security and porter services, payable monthly in advance or provided in-kind on a monthly basis, consistent with those provided to Executive immediately prior to the Restatement Date, and will pay for or reimburse to Executive in 2006 all costs incurred in securing visas, passports, work permits and related documents.

•                  Tax equalization payments so that Executive’s U.S. federal, state and local income and employment tax burden does not exceed the amount of income tax and Employee National Insurance Contributions that would have been payable had Executive been working and residing in the United Kingdom, such tax equalization to be subject to and paid in accordance with the Company’s standard expatriate policy for senior executives, as such policy may from time to time be in effect (but changes to the policy shall not cause it to be, in the aggregate, less favorable to Executive than at the Restatement Date) and payment pursuant to such policy to be made in a lump sum in the year in which such taxes are due.  All calculations of tax equalization payments will be performed by and shall be subject to the final approval of the Company’s designated tax preparer, which shall be an international tax firm, whose determination of Executive’s tax equalization payments will be binding upon the Company and Executive.  The Company will pay all fees charged by the designated tax preparer for calculation of the tax equalization payments as provided for herein and for the preparation of all required tax returns for Executive, which costs shall be paid in a lump sum in the year in which such services are billed to the Company.

(viii) Executive will be paid an amount equal to the aggregate Company matching contributions that would have been credited to Executive’s account under the Company Savings Plan and the Company Savings Equalization Plan had Executive participated in such plans to the maximum extent permissible under such plans from the Restatement Date until Executive’s termination of employment plus earnings at an annual rate equal to the annual return that would have been earned had such matching contributions been credited to an account for Executive on January 1st of each year and invested 80 percent in the fixed income fund and 20 percent in the equity index fund available under the Company Savings Plan, such amount to be paid in a lump sum in the calendar year next following the calendar year in which Executive’s termination of employment occurs or in the payroll period next following the payroll period in which Executive’s death occurs, if earlier.

Any provision to the contrary contained in this Agreement notwithstanding, unless Executive is terminated by the Company for “Cause” (as defined in Section 8(a)) or Executive terminates voluntarily and not for “Good Reason” (as defined in Section 8(e)), Executive may elect continued participation after termination of employment in the Company’s health and medical coverage that is provided pursuant to Section 5(b)(v) above for himself and his spouse and dependent children after such coverage would otherwise end until such time as Executive becomes eligible for similar coverage with a subsequent employer or other entity to which Executive provides services or becomes eligible for Medicare; provided, however, that in the event of such election, Executive shall pay the Company each year an amount equal to the then-current annual COBRA premium being paid (or payable) for such coverage, unless otherwise provided under Section 6 or 7, in which case there shall be no cost for such coverage for the period specified in Section 6 or 7, as the case may be (subject to the requirements specified in such Section 6 or 7), or unless Executive shall be eligible for substantially similar coverage under the Company’s retiree health plan, in which case coverage shall be provided at the cost and in accordance with the terms of the Company’s retiree health plan provided such cost is not more than the then-current annual COBRA premium being paid (or payable) for continuation of the Company’s health and medical coverage that is provided pursuant to Section 5(b)(v) above.  If the terms of the Company’s plans do not allow Executive’s continued participation, Executive shall instead be paid cash payments until Executive becomes eligible for similar coverage with a subsequent employer or other entity to which Executive provides services or becomes eligible for Medicare equivalent on an after-tax basis to the value of the retiree health benefits that Executive would have received under the Company’s health plan had Executive qualified for full retiree health benefits under the Company’s health plan, with such payments to be made by the Company to Executive on a monthly basis (it being understood that the Company payments to Executive attributable to these retiree health benefits will be equal on an after-tax basis to the monthly premium cost to Executive to purchase such benefits separately, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating).

(c)                                  Acceleration of Awards Upon a Change in Control.   In the event of a Change in Control (as defined in Section 8(b)), all outstanding stock options, restricted stock, and other equity-based awards then held by Executive shall become vested and exercisable.

(d)                                 Deferral of Compensation.  If the Company has in effect or adopts any deferral program or arrangement permitting executives to elect to defer any compensation, Executive will be eligible to participate in such program on terms no less favorable than the terms of participation of any other executive officer of the Company.  Any plan or program of the Company which provides benefits based on the level of salary, annual incentive, or other compensation of Executive shall, in determining Executive’s benefits, take into account the amount of salary, annual incentive, or other compensation prior to any reduction for voluntary contributions made by Executive under any deferral or similar contributory plan or program of the Company (excluding compensation that would not be taken into account even if not deferred), but shall not treat any payout or settlement under such a deferral or similar contributory plan or program to be additional salary, annual incentive, or other compensation for purposes of determining such benefits, unless otherwise expressly provided under such plan or program.

(e)                                  Company Registration Obligations.  The Company will use its best efforts to file with the Securities and Exchange Commission and thereafter maintain the effectiveness of one or more registration statements registering under the Securities Act of 1933, as amended (the “1933 Act”), the offer and sale of shares by the Company to Executive pursuant to stock options or other equity-based awards granted to Executive under Company plans or otherwise or, if shares are acquired by Executive in a transaction not involving an offer or sale to Executive but resulting in the acquired shares being “restricted securities” for purposes of the 1933 Act, registering the reoffer and resale of such shares by Executive.

(f)                                    Reimbursement of Expenses.  The Company will reimburse Executive for all reasonable business expenses and disbursements incurred by Executive in the performance of Executive’s duties during the Term in accordance with the Company’s reimbursement policies as in effect from time to time, any such reimbursement to be made in a lump sum in the year in which Executive submits to the Company a receipt for any such expense or disbursement.

(g)                                 Relocation Following Termination of Employment.  On or before December 31st of the second calendar year following the calendar year in which Executive’s employment terminates for any reason other than Executive’s voluntary termination with the intent to accept employment with a business entity not affiliated with the Company, the Company will reimburse Executive for all reasonable and customary expenses actually incurred by Executive to relocate Executive and his household to his intended new home.  Executive’s intended new home may be his former home or any other location designated by Executive.  Reasonable and customary expenses shall be presumed to include expenses of the type reimbursed by the Company for relocation of executives in the past, which shall include a tax reimbursement (gross-up), except reasonable and customary expenses shall not include (i) expenses relating to the purchasing or selling of Executive’s old or new home, (ii) losses from any sale of any home of Executive, and (iii) expenses due to the costs of new housing selected by Executive.   Notwithstanding the foregoing, any tax gross-up payable with respect to any such relocation reimbursement shall be paid to Executive in a lump sum in the year in which the taxes are due.

(h)                                 Limitations Under Code Section 409A.  Anything in this Section 5 to the contrary notwithstanding, with respect to any payment otherwise required hereunder, in the event of any delay in the payment date as a result of Section 7(g) of this Agreement (relating to the six-month delay in payment of certain benefits to Specified Employees as required by Section 409A of the Code), the Company will adjust the payment to reflect the deferred payment date by multiplying the payment by the product of the six-month CMT Treasury Bill annualized yield rate as published by the U.S. Treasury for the date on which such payment would have been made but for the delay multiplied by a fraction, the numerator of which is the number of days by which such payment was delayed and the denominator of which is 365. The Company will pay the adjusted payment at the beginning of the seventh month following Executive’s termination of employment.  Notwithstanding the foregoing, if calculation of the amounts payable by such payment date is not administratively practicable due to events beyond the control of Executive (or Executive’s beneficiary or estate) and for reasons that are commercially reasonable, payment will be made as soon as administratively practicable in compliance with Section 409A of the Code and the proposed and final Treasury Regulations thereunder, as the same may be amended from time to time (the “Regulations”). In the event of Executive’s death during such six-month period, payment will be made in the payroll period next following the payroll period in which Executive’s death occurs.

6.                                       Termination Due to Retirement, Death, or Disability.

(a)                                  Retirement.  Executive may elect to terminate employment hereunder by retirement at or after age 55 or, upon the request of Executive, at such earlier age as may be approved by the Board (in either case, “Retirement”).  At the time Executive’s employment terminates due to Retirement, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment due to Retirement, and the Company will pay Executive at the time specified in Section 6(d), and Executive will be entitled to receive, the following:

(i)                                     Executive’s Compensation Accrued at Termination (as defined in Section 8(c));

(ii)                                  In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s employment terminated, a lump sum amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for that year if his employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year and paid at the time specified in the applicable plan), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iii)                               Stock options held by Executive at termination shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted (subject to Section 10(f) hereof); and

(iv)                              All restricted stock and deferred stock awards, including outstanding PERS awards, all other long-term incentive awards, and all deferral arrangements under Section 5(d), shall be governed by the plans and programs under which the awards were granted or governing the deferral, and all rights under any other benefit plan shall be governed by such plan.

(b)                                 Death.  In the event of Executive’s death which results in the termination of Executive’s employment, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after death, and the Company will pay Executive’s beneficiary or, in the absence of a beneficiary designation by Executive, his estate, at the time specified in Section 6(d), and Executive’s beneficiary or estate will be entitled to receive, the following:

(i)                                     Executive’s Compensation Accrued at Termination;

(ii)                                  In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s death occurred, a lump sum amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for that year if his employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year and paid at the time specified in the applicable plan), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of his death and the denominator of which is the total number of days in the year of death;

(iii)                               Stock options held by Executive at death shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted; and

(iv)                              All restricted stock and deferred stock awards, including outstanding PERS awards, all other long-term incentive awards, and all deferral arrangements under Section 5(d), shall be governed by the plans and programs under which the awards were granted or governing the deferral, and all rights under any other benefit plan shall be governed by such plan.

(c)                                  Disability.  The Company may terminate the employment of Executive hereunder due to the Disability (as defined in Section 8(d)) of Executive.  Such employment shall terminate at the expiration of the 30-day period referred to in the definition of Disability set forth in Section 8(d), unless Executive has returned to service.  Upon termination of employment, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment due to Disability, and the Company will pay Executive at the time specified in Section 6(d), and Executive will be entitled to receive, the following:

(i)                                     Executive’s Compensation Accrued at Termination;

(ii)                                  In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s employment terminated, a lump sum amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for that year if his employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year and paid at the time specified in the applicable plan), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iii)                               Stock options held by Executive at termination shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

(iv)                              Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(v)                                 Disability benefits shall be payable in accordance with the Company’s plans, programs and policies, and all deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral; and

(vi)                              For the period extending from the date of termination due to Disability until the date Executive reaches age 65 (or the date Medicare coverage becomes available to Executive, if later) Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical, disability and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive’s continued participation, as if Executive had continued in employment with the Company during such period or, if the terms of such plans or programs do not allow Executive’s continued participation, Executive shall be paid cash payments equivalent on an after-tax basis to the value of the additional benefits (of the type described in this Section 6(c)(vi)) Executive would have received under such plans or programs had Executive continued to be employed during such period following Executive’s termination until age 65 (or the date Medicare coverage becomes available to Executive, if later), with such payments to be made by the Company to Executive on a monthly basis (it being understood that the Company payments to Executive attributable to these benefits will be equal on an after-tax basis to the monthly premium cost to Executive to purchase such benefits separately, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating).  The foregoing notwithstanding, Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 6(c)(vi).

(d)                                 Other Terms of Payment Following Retirement, Death, or Disability.  Nothing in this Section 6 shall limit the benefits payable or provided in the event Executive’s employment terminates due to Retirement, death, or Disability under the terms of plans or programs of the Company more favorable to the Executive (or his beneficiaries) than the benefits payable or provided under this Section 6 (except in the case of annual incentives in lieu of which amounts are paid hereunder), including plans and programs adopted after the date of this Agreement.  Amounts payable under this Section 6 following Executive’s termination of employment, other than those expressly payable following determination of performance for the year of termination for purposes of annual incentive compensation or otherwise expressly payable on a deferred basis as specified in this Section 6, will be paid in the payroll period next following the payroll period in which Executive’s termination of employment occurs; subject, however, to the provisions of Section 7(g) of this Agreement (relating to the six-month delay in payment of certain benefits to Specified Employees as required by Section 409A of the Code). Any payment due within such six-month period shall be delayed to the end of such six-month period as required by Section 7(g). The Company will adjust the payment to reflect the deferred payment date by multiplying the payment by the product of the six-month CMT Treasury Bill annualized yield rate as published by the U.S. Treasury for the date on which such payment would have been made but for the delay multiplied by a fraction, the numerator of which is the number of days by which such payment was delayed and the denominator of which is 365. The Company will pay the adjusted payment at the beginning of the seventh month following Executive’s termination of employment.  Notwithstanding the foregoing, if calculation of the amounts payable by such payment date is not administratively practicable due to events beyond the control of Executive (or Executive’s beneficiary or estate) and for reasons that are commercially reasonable, payment will be made as soon as administratively practicable in compliance with Section 409A of the Code and the Regulations. In the event of Executive’s death during such six-month period, payment will be made in the payroll period next following the payroll period in which Executive’s death occurs.

7.                                       Termination of Employment For Reasons Other Than Retirement, Death or Disability.

(a)                                  Termination by the Company for Cause.  The Company may terminate the employment of Executive hereunder for Cause (as defined in Section 8(a)) at any time.  At the time Executive’s employment is terminated for Cause, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment by the Company for Cause, and the Company will pay Executive at the time specified in Section 7(g), and Executive will be entitled to receive, the following:

(i)                                     Executive’s Compensation Accrued at Termination (as defined in Section 8(c));

(ii)                                  All stock options, restricted stock and deferred stock awards, including outstanding PERS awards, and all other long-term incentive awards will be governed by the terms of the plans and programs under which the awards were granted; and

(iii)                               All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral, and all rights under any other benefit plan shall be governed by such plan (subject to Section 5(b)).

(b)                                 Termination by Executive Other Than For Good Reason.  Executive may terminate his employment hereunder voluntarily for reasons other than Good Reason (as defined in Section 8(e)) at any time, upon 90 days’ written notice to the Company.  An election by Executive not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of employment by Executive for reasons other than Good Reason at the date of expiration of the Term, unless a Change in Control (as defined in Section 8(b)) occurs prior to, and there exists Good Reason at, such date of expiration.  At the time Executive’s employment is terminated by Executive other than for Good Reason the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease, and the Company will pay Executive at the time specified in Section 7(g), and Executive will be entitled to receive, the following:

(i)                                     Executive’s Compensation Accrued at Termination;

(ii)                                  All stock options, restricted stock and deferred stock awards, including outstanding PERS awards, and all other long-term incentive awards will be governed by the terms of the plans and programs under which the awards were granted; and

(iii)                               All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral, and all rights under any other benefit plan shall be governed by such plan.

(c)                                  Termination by the Company Without Cause Prior to or More than Two Years After a Change in Control.  The Company may terminate the employment of Executive hereunder without Cause, if at the date of termination no Change in Control has occurred or such date of termination is at least two years after the most recent Change in Control, upon at least 90 days’ written notice to Executive.  The foregoing notwithstanding, the Company may elect, by written notice to Executive, to terminate Executive’s positions specified in Sections 1 and 3 and all other obligations of Executive and the Company under Section 3 at a date earlier than the expiration of such 90-day period, if so specified by the Company in the written notice, provided that Executive shall be treated as an employee of the Company (without any assigned duties) for all other purposes of this Agreement, including for purposes of Sections 4 and 5, from such specified date until the expiration of such 90-day period.  An election by the Company not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of Executive’s employment by the Company without Cause at the date of expiration of the Term and shall be subject to this Section 7(c) if at the date of such termination no

Change in Control has occurred or such date of termination is at least two years after the most recent Change in Control; provided, however, that, if Executive has attained age 65 at such date of termination, such termination shall be deemed a Retirement of Executive.  At the time Executive’s employment is terminated by the Company (i.e., at the expiration of such notice period), the Term will terminate, all remaining obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except for obligations which continue after termination of employment as expressly provided herein), and the Company will pay Executive at the time specified in Section 7(g), and Executive will be entitled to receive, the following:

(i)                                     Executive’s Compensation Accrued at Termination;

(ii)                                  Cash in an aggregate amount equal to two times the sum of (A) Executive’s Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive’s annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year.  The amount determined to be payable under this Section 7(c)(ii) shall be paid in a lump sum;

(iii)                               In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s employment terminated, a lump sum amount equal to the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iv)                              Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and, in other respects (including the period following termination during which such options may be exercised), such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted; except stock options which were outstanding and “in-the-money” at the Effective Date, other than such options which were granted either on February 15, 2000 and May 25, 2000 (all tranches), shall be governed by the terms of the plans and agreements governing such options;

(v)                                 Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(vi)                              All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

(vii)                           All rights under any other benefit plan shall be governed by such plan (subject to Section 5(b)); and

(viii)                        For a period of two years after such termination (but not after Executive attains age 65 or the date Medicare coverage becomes available to Executive, if later), Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical, disability and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive’s continued

participation, as if Executive had continued in employment with the Company during such period; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits.  If the terms of the Company plans and programs referred to in this Section 7(c)(viii) do not allow Executive’s continued participation, Executive shall be paid cash payments equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(c)(viii) Executive would have received under such plans or programs had Executive continued to be employed during such period, with such payments to be made by the Company to Executive on a monthly basis (it being understood that the Company payments to Executive attributable to these benefits will be equal on an after-tax basis to the monthly premium cost to Executive to purchase such benefits separately, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(c)(viii).  Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this Section 7(c)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(c)(viii) if the Company had received adequate prior notice as required by this sentence.

(d)                                 Termination by Executive for Good Reason Prior to or More than Two Years After a Change in Control.  Executive may terminate his employment hereunder for Good Reason, prior to a Change in Control or after the second anniversary of the most recent Change in Control, upon 90 days’ written notice to the Company; provided, however, that, if the Company has corrected the basis for such Good Reason within 30 days after receipt of such notice, Executive may not terminate his employment for Good Reason, and therefore Executive’s notice of termination will automatically become null and void.  At the time Executive’s employment is terminated by Executive for Good Reason (i.e., at the expiration of such notice period), the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except for obligations which continue after termination of employment as expressly provided herein), and the Company will pay Executive at the time specified in Section 7(g), and Executive will be entitled to receive, the following:

(i)                                     Executive’s Compensation Accrued at Termination;

(ii)                                  Cash in an aggregate amount equal to two times the sum of (A) Executive’s Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive’s annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year.  The amount determined to be payable under this Section 7(d)(ii) shall be paid in a lump sum;

(iii)                               In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s employment terminated, a lump sum amount equal to the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iv)                              Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and, in other respects (including the period following termination during which such options may be exercised), such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted; provided, however, that (A) stock options which were outstanding and “in-the-money” at the Effective date, other than such options which were granted either on February 15, 2000 and May 25, 2000 (all tranches), shall be governed by the terms of the plans and agreements governing such options, and (B) no acceleration of vesting and exercisability of any option granted on or after January 1, 2006 shall apply under this Section 7(d)(iv) if Executive’s Good Reason is based solely on Good Reason as defined in Section 8(e)(ix);

(v)                                 Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, except the foregoing provisions of this Section 7(d)(v) shall not apply to any PERS or other performance-based equity award or long-term incentive award earned for performance in a performance period beginning on or after January 1, 2006 or any non-performance-based equity award granted on or after January 1, 2006 (including the RSUs granted as of January 3, 2006) if Executive’s Good Reason is based solely on Good Reason as defined in Section 8(e)(ix); and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(vi)                              All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

(vii)                           All rights under any other benefit plan shall be governed by such plan (subject to Section 5(b)); and

(viii)                        For a period of two years after such termination (but not after Executive attains age 65 or the date Medicare coverage becomes available to Executive, if later), Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical, disability and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive’s continued participation, as if Executive had continued in employment with the Company during such period; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits.  If the terms of the Company plans and programs referred to in this Section 7(d)(viii) do not allow Executive’s continued participation, Executive shall instead be paid cash payments equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(d)(viii) Executive would have received under such plans or programs had Executive continued to be employed during such period, with such payments to be made by the Company to Executive on a monthly basis (it being understood that the Company payments to Executive attributable to these benefits will be equal on an after-tax basis to the monthly premium cost to Executive to purchase such benefits separately, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(d)(viii).  Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this Section 7(d)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(d)(viii) if the Company had received adequate prior notice as required by this sentence.

If any payment or benefit under this Section 7(d) is based on Base Salary or other level of compensation or benefits at the time of Executive’s termination and if a reduction in such Base Salary or other level of compensation or benefit was the basis for Executive’s termination for Good Reason, then the Base Salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this Section 7(d).

(e)                                  Termination by the Company Without Cause Within Two Years After a Change in Control.  The Company may terminate the employment of Executive hereunder without Cause, simultaneously with or within two years after a Change in Control, upon at least 90 days’ written notice to Executive.  The foregoing notwithstanding, the Company may elect, by written notice to Executive, to terminate Executive’s positions specified in Sections 1 and 3 and all other obligations of Executive and the Company under Section 3 at a date earlier than the expiration of such 90-day notice period, if so specified by the Company in the written notice, provided that Executive shall be treated as an employee of the Company (without any assigned duties) for all other purposes of this Agreement, including for purposes of Sections 4 and 5, from such specified date until the expiration of such 90-day period.  An election by the Company not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of Executive’s employment by the Company without Cause at the date of expiration of the Term and shall be subject to this Section 7(e) if the date of such termination coincides with or is within two years after a Change in Control; provided, however, that, if Executive has attained age 65 at such date of termination, such termination shall be deemed a Retirement of Executive.  At the time Executive’s employment is terminated by the Company (i.e., at the expiration of such notice period), the Term will terminate, all remaining obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except for obligations which continue after termination of employment as expressly provided herein), and the Company will pay Executive at the time specified in Section 7(g), and Executive will be entitled to receive, the following:

(i)                                     Executive’s Compensation Accrued at Termination;

(ii)                                  Cash in an aggregate amount equal to three times the sum of (A) Executive’s Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive’s annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year. The amount determined to be payable under this Section 7(e)(ii) shall be paid in a lump sum;

(iii)                               In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s employment terminated, a lump sum amount equal to the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iv)                              Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options granted on or after the date hereof shall remain outstanding and exercisable until the stated expiration date of the Option as though Executive’s employment did not terminate, and, in other respects, such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

(v)                                 Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(vi)                              All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

(vii)                           All rights under any other benefit plan shall be governed by such plan (subject to Section 5(b)); provided, however, that for purposes of any retirement benefit payable under Section 5(b)(iv) or any other non-qualified defined benefit program under which Executive is eligible for benefits, Executive will be credited with three additional years of age (for all purposes) and three additional years of service (for purposes of vesting and determining retirement benefits based on the number of years of service); and

(viii)                        For a period of three years after such termination (but not after Executive attains age 65 or the date Medicare coverage becomes available to Executive, if later), Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical, disability and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive’s continued participation, as if Executive had continued in employment with the Company during such period; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits.  If the terms of the Company plans and programs referred to in this Section 7(e)(viii) do not allow Executive’s continued participation, Executive shall be paid cash payments equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(e)(viii) Executive would have received under such plans or programs had Executive continued to be employed during such period, with such payments to be made by the Company to Executive on a monthly basis (it being understood that the Company payments to Executive attributable to these benefits will be equal on an after-tax basis to the monthly premium cost to Executive to purchase such benefits separately, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(e)(viii).  Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this Section 7(e)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(e)(viii) if the Company had received adequate prior notice as required by this sentence.

(f)                                    Termination by Executive for Good Reason Within Two Years After a Change in Control.  Executive may terminate his employment hereunder for Good Reason, simultaneously with or within two years after a Change in Control, upon 90 days’ written notice to the Company; provided, however, that, if the Company has corrected the basis for such Good Reason within 30 days after receipt of such notice, Executive may not terminate his employment for Good Reason, and therefore Executive’s notice of termination will automatically become null and void.  At the time Executive’s employment is terminated by Executive for Good Reason (i.e., at the expiration of such notice period), the Term will terminate, all obligations of the Company and Executive under Sections 1 through 5 of this Agreement will immediately cease (except for obligations which continue after termination of employment as expressly provided herein), and the Company will pay Executive at the time specified in Section 7(g), and Executive will be entitled to receive, the following:

(i)                                     Executive’s Compensation Accrued at Termination;

(ii)                                  Cash in an aggregate amount equal to three times the sum of (A) Executive’s Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of

(x) the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination or (y) the portion of Executive’s annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year.  The amount determined to be payable under this Section 7(f)(ii) shall be paid in a lump sum;

(iii)                               In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive’s employment terminated, a lump sum amount equal to the portion of Executive’s annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in PERS or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iv)                              Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options granted on or after the date hereof shall remain outstanding and exercisable until the stated expiration date of the Option as though Executive’s employment did not terminate, and, in other respects, such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

(v)                                 Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding PERS awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(vi)                              All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

(vii)                           All rights under any other benefit plan shall be governed by such plan (subject to Section 5(b)); provided, however, that for purposes of any retirement benefit payable under Section 5(b)(iv) or any other non-qualified defined benefit program under which Executive is eligible for benefits, Executive will be credited with three additional years of age (for all purposes) and three additional years of service (for purposes of vesting and determining retirement benefits based on the number of years of service) unless Executive’s Good Reason is based solely on Good Reason as defined in Section 8(e)(ix); and

(viii)                        For a period of three years after such termination (but not after Executive attains age 65 or the date Medicare coverage becomes available to Executive, if later), Executive shall continue to participate in those employee and executive benefit plans and programs under Section 5(b) to the extent such plans and programs provide medical, disability and life insurance benefits (but not other benefits, such as pension and retirement benefits, provided under Section 5(b)) in which Executive was participating immediately prior to termination, the terms of which allow Executive’s continued participation, as if Executive had continued in employment with the Company during such period; provided, however, that such participation shall terminate, or the benefits under such plans and programs shall be reduced, if and to the extent Executive becomes covered (or is eligible to become covered) by plans of a subsequent employer or other entity to which Executive provides services during such period providing comparable benefits.  If the terms of the Company plans and programs referred to in this Section 7(f)(viii) do not allow Executive’s continued participation, Executive shall be paid cash payments equivalent on an after-tax basis to the value of the additional benefits described in this Section 7(f)(viii) Executive would have received under such plans or programs had Executive continued to be employed during such period, with such payments to be made by the Company to

Executive on a monthly basis (it being understood that the Company payments to Executive attributable to these benefits will be equal on an after-tax basis to the monthly premium cost to Executive to purchase such benefits separately, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating); provided, however, that Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the benefits provided under this Section 7(f)(viii).  Executive agrees to promptly notify the Company of any employment or other arrangement by which Executive provides services during the benefits-continuation period and of the nature and extent of benefits for which Executive becomes eligible during such period which would reduce or terminate benefits under this Section 7(f)(viii); and the Company shall be entitled to recover from Executive any payments and the fair market value of benefits previously made or provided to Executive hereunder which would not have been paid under this Section 7(f)(viii) if the Company had received adequate prior notice as required by this sentence.

If any payment or benefit under this Section 7(f) is based on Base Salary or other level of compensation or benefits at the time of Executive’s termination and if a reduction in such Base Salary or other level of compensation or benefit was the basis for Executive’s termination for Good Reason, then the Base Salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this Section 7(f).

(g)                                 Other Terms Relating to Certain Terminations of Employment; Delayed Payments Under Section 409A.  Whether a termination is deemed to be at or within two years after a Change in Control for purposes of Sections 7(c), (d), (e), or (f) is determined at the date of termination, regardless of whether the Change in Control had occurred at the time a notice of termination was given.  In the event Executive’s employment terminates for any reason set forth in Section 7(b) through (f), Executive will be entitled to the benefit of any terms of plans or agreements applicable to Executive which are more favorable than those specified in this Section 7 (except in the case of annual incentives in lieu of which amounts are paid hereunder).  Amounts payable under this Section 7 following Executive’s termination of employment, other than those expressly payable on a deferred basis as specified in this Section 7, will be paid in the calendar year next following the calendar year in which Executive’s termination of employment occurs or in the payroll period next following the payroll period in which Executive’s death occurs, if earlier, except as otherwise provided in this Section 7 or Section 8(c).  Anything in this Agreement to the contrary notwithstanding, payments to be made under this Agreement upon termination of Executive’s employment which are subject to Section 409A of the Code shall not be paid until at least six months following such termination of employment if Executive is a Specified Employee as defined in Section 8(g) on the date of his termination of employment.  Any payment due within such six-month period shall be delayed to the end of such six-month period. The Company will adjust the payment to reflect the deferred payment date by multiplying the payment by the product of the six-month CMT Treasury Bill annualized yield rate as published by the U.S. Treasury for the date on which such payment would have been made but for the delay multiplied by a fraction, the numerator of which is the number of days by which such payment was delayed and the denominator of which is 365. The Company will pay the adjusted payment at the beginning of the seventh month following Executive’s termination of employment.  Notwithstanding the foregoing, if calculation of the amounts payable by such payment date is not administratively practicable due to events beyond the control of Executive (or Executive’s beneficiary or estate) and for reasons that are commercially reasonable, payment will be made as soon as administratively practicable in compliance with Section 409A of the Code and the Regulations. In the event of Executive’s death during such six-month period, payment will be made in the payroll period next following the payroll period in which Executive’s death occurs.

8.                                       Definitions Relating to Termination Events.

(a)                                  “Cause.”  For purposes of this Agreement, “Cause” shall mean Executive’s

(i)                                     willful and continued failure to substantially perform his duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness or disability or any failure after the issuance of a notice of termination by Executive for Good Reason) which failure is demonstrably and materially damaging to the financial condition or reputation of the Company and/or its subsidiaries, and which failure continues more than 48 hours after a written demand for substantial performance is delivered to Executive by the Board, which demand specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties hereunder and the demonstrable and material damage caused thereby; or

(ii)                                  the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

No act, or failure to act, on the part of Executive shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.  Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to Executive and an opportunity for Executive, together with Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above in this definition and specifying the particulars thereof in detail.

(b)                                 “Change in Control.” For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if, during the term of this Agreement:

(i)                                     any “Person,” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then-outstanding securities;

(ii)                                  during any period of twenty-four months (not including any period prior to the effectiveness of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections (8)(b)(i), (iii) or (iv) hereof, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)                               the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity;

(iv)                              the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v)                                 the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

(c)                                  “Compensation Accrued at Termination.”  For purposes of this Agreement, “Compensation Accrued at Termination” means the following:

(i)                                     The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of Executive’s termination of employment, pro rated through such date of termination, payable in a lump sum at the time specified in Section 6(d) or Section 7(g), as the case may be;

(ii)                                  All vested, nonforfeitable amounts owing or accrued at the date of Executive’s termination of employment under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 4(b) and 5(a) and 5(b) hereof (including any earned and vested annual incentive compensation, and long-term incentive award) in which Executive theretofore participated, payable in accordance with the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted or accrued; and

(iii)                               Reasonable business expenses and disbursements incurred by Executive prior to Executive’s termination of employment, to be reimbursed to Executive, as authorized under Section 5(f), in accordance the Company’s reimbursement policies as in effect at the date of such termination, payable in a lump sum at the time specified in Section 6(d) or Section 7(g), as the case may be.

(d)                                 “Disability.”  For purposes of this Agreement, “Disability” means Executive’s absence from the full-time performance of Executive’s duties hereunder for six consecutive months as a result of his incapacity due to physical or mental illness or disability, and, within 30 days after written notice of termination is thereafter given by the Company, Executive shall have not returned to the full-time performance of such duties.

(e)                                  “Good Reason.”  For purposes of this Agreement, “Good Reason” shall mean, without Executive’s express written consent, the occurrence of any of the following circumstances unless, in the case of subsections (i), (iv), (vi) or (viii) hereof, such circumstances are fully corrected prior to the date of termination specified in the notice of termination given in respect thereof:

(i)                                     the assignment to Executive of duties inconsistent with Executive’s position and status hereunder, or an alteration, adverse to Executive, in the nature of Executive’s duties, responsibilities, and authorities, Executive’s positions or the conditions of Executive’s employment from those specified in Section 3 or otherwise hereunder (other than inadvertent actions which are promptly remedied); for this purpose, it shall constitute “Good Reason” under this subsection (e)(i) if Executive shall be required to report to and take direction from any person or body other than the Chief Executive Officer of the Company and the Board, except the foregoing shall not constitute Good Reason if occurring in connection with the termination of Executive’s employment for Cause, Disability, Retirement, as a result of Executive’s death, or as a result of action by or with the consent of Executive; for purposes of this Section 8(e)(i), references to the Company (and the Board and stockholders of the Company) refer to the ultimate parent company (and its board and stockholders) succeeding the Company following an acquisition in which the corporate existence of the Company continues, in accordance with Section 12(b);

(ii)                                  (A) a reduction by the Company in Executive’s Base Salary, (B) the setting of Executive’s annual target incentive opportunity or payment of earned annual incentive in amounts less than specified under or otherwise not in conformity with Section 4 hereof, (C) a change in compensation or benefits not in conformity with Section 5, or (D) a reduction, after a Change in Control in perquisites from the level of such perquisites as in effect immediately prior to the Change in Control or as the same may have been increased from time to time after the Change in Control except for across-the-board perquisite reductions similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company;

(iii)                               the relocation of the principal place of Executive’s employment not in conformity with Section 3(b) hereof; for this purpose, required travel on the Company’s business will not constitute a relocation so long as the extent of such travel is substantially consistent with Executive’s customary business travel obligations in periods prior to the Restatement Date.  During a reasonable period following the Restatement Date, Executive will make the transition between the principal place of his employment prior to the Restatement Date (governed by the Agreement as then in effect) and the principal place of employment specified in Section 3(b) as of the Restatement Date. Such transition will not be deemed to breach Section 3(b) or give rise to Good Reason hereunder;

(iv)                              the failure by the Company to pay to Executive any portion of Executive’s compensation or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date such compensation is due;

(v)                                 the failure by the Company to continue in effect any material compensation or benefit plan in which Executive participated immediately prior to a Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amounts of compensation or benefits provided and the level of Executive’s participation relative to other participants, as existed at the time of the Change in Control;

(vi)                              the failure of the Company to obtain a satisfactory agreement from any successor to the Company to fully assume the Company’s obligations and to perform under this Agreement, as contemplated in Section 12(b) hereof, in a form reasonably acceptable to Executive;

(vii)                           any election by the Company not to extend the Term of this Agreement at the next possible extension date under Section 2 hereof, unless Executive will have attained age 65 at or before such extension date;

(viii)                        any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Agreement; or

(ix)                                Executive determines, in his sole discretion, that any other circumstance constitutes “Good Reason” or otherwise determines to terminate his employment hereunder, subject to 90 days’ notice.

(f)                        “Potential Change in Control”  For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if, during the term of this Agreement:

(i)                                     the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(ii)                                  any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or

(iii)                               the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(g)                     “Specified Employee” For purposes of this Agreement, a “Specified Employee” shall mean an employee of the Company who satisfies the requirements for being designated a “key employee” under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code at any time during a calendar year, in which case such employee shall be considered a Specified Employee for the twelve-month period beginning on the first day of the fourth month immediately following the end of such calendar year. Notwithstanding the foregoing, all employees who are nonresident aliens during an entire calendar year are excluded for purposes of determining which employees meet the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code for such calendar year. The term “nonresident alien” as used herein shall have the meaning set forth in Regulations Section 1.409A-1(j).  In the event of any corporate spinoff or merger, the determination of which employees meet the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code for any calendar year shall be determined in accordance with Regulations Section 1.409A-1(i)(2).

9.                                                   Rabbi Trust Obligation Upon Potential Change in Control; Excise Tax-Related Provisions.

(a)                      Rabbi Trust Funded Upon Potential Change in Control. In the event of a Potential Change in Control or Change in Control, the Company shall, not later than 15 days thereafter, have established one or more rabbi trusts and shall deposit therein cash in an amount sufficient to provide for full payment of all potential obligations of the Company that would arise assuming consummation of a Change in Control, or has arisen in the case of an actual Change in Control, and a subsequent termination of Executive’s employment under Section 7(e) or 7(f). Such rabbi trust(s) shall be irrevocable and shall provide that the Company may not, directly or indirectly, use or recover any assets of the trust(s) until such time as all obligations which potentially could arise hereunder have been settled and paid in full, subject only to the claims of creditors of the Company in the event of insolvency or bankruptcy of the Company; provided, however, that if no Change in Control has occurred within two years after such Potential Change in Control, such rabbi trust(s) shall at the end of such two-year period become revocable and may thereafter be revoked by the Company.

(b)                     Gross-up If Excise Tax Would Apply.  In the event Executive becomes entitled to any amounts or benefits payable in connection with a Change in Control or other change in control (whether or not such amounts are payable pursuant to this Agreement) (the “Severance Payments”), if any of such Severance Payments are subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Internal Revenue Code (or any similar federal, state or local tax that may hereafter be imposed) (the “Code”), the Company shall pay to Executive at the time specified in Section 9(b)(iii) hereof an additional amount (the “Gross-Up Payment”) such that the net amount retained by Executive, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the payment provided for by Section 9(b)(i), shall be equal to the Total Payments.

(i)                                     For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax:

(A)                              any other payments or benefits received or to be received by Executive in connection with a Change in Control or Executive’s termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (which, together with the Severance Payments, constitute the “Total Payments”) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of nationally-recognized tax counsel selected by Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

(B)                                the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (x) the total amount of the Total Payments and (y) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying Section 9(b)(i)(A) hereof); and

(C)                                the value of any non-cash benefits or any deferred payments or benefit shall be determined by a nationally-recognized accounting firm selected by Executive in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(ii)                                  For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Executive’s employment, Executive shall repay to the Company within ten days after the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax and/or federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of Executive’s employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess within ten days after the time that the amount of such excess is finally determined.

(iii)                               The payments provided for in this Section 9(b) shall be made on the fifteenth day following the date of Executive’s termination of employment; provided, however, that if the amount of such payments cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as administratively practicable in compliance with Section 409A of the Code and the Regulations thereunder but in no event later than the thirtieth day after the date of Executive’s termination of employment subject, however, to any delay in the payment date as a result of Section 7(g) of this Agreement (relating to the six-month delay in payment of certain benefits to Specified Employees as required by Section 409A of the Code).  In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifteenth day after the demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

(iv)                              All determinations under this Section 9(b) shall be made at the expense of the Company by a nationally recognized public accounting firm selected by Executive, and such determination shall be binding upon Executive and the Company.

10.                                             Non-Competition and Non-Disclosure; Executive Cooperation; Non-Disparagement.

(a)                      Non-Competition. Without the consent in writing of the Board, Executive will not, at any time during the Term and for a period of two years following termination of Executive’s employment for any reason, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor, or director) in any business in which he has been directly engaged on behalf of the Company or any affiliate, or has supervised as an executive thereof, during the last two years prior to such termination, or which was engaged in or planned by the Company or an affiliate at the time of such termination, in any geographic area in which such business was conducted or planned to be conducted; (ii) induce any customers of the Company or any of its affiliates with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any of its affiliates, to curtail or cancel their business with the Company or any such affiliate; (iii) induce, or attempt to influence, any employee of the Company or any of its affiliates to terminate employment; or (iv) solicit, hire or retain as an employee or independent contractor, or assist any third party in the solicitation, hire, or retention as an employee or independent contractor, any person who during the previous 12 months was an employee of the Company or any affiliate; provided, however, that the limitation contained in clause (i) above shall not apply if Executive’s employment is terminated as a result of a termination by the Company without Cause within two years following a Change in Control or is terminated by Executive for Good Reason within two years following a Change in Control, and provided further, that activities engaged in by or on behalf of the Company are not restricted by this covenant. The provisions of subparagraphs (i), (ii), (iii), and (iv) above are separate and distinct commitments independent of each of the other subparagraphs.  It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this Section 10(a).

(b)                     Non-Disclosure; Ownership of Work. Executive shall not, at any time during the Term and thereafter (including following Executive’s termination of employment for any reason), disclose, use, transfer, or sell, except in the course of employment with or other service to the Company, any proprietary information, secrets, organizational or employee information, or other confidential information belonging or relating to the Company and its affiliates and customers so long as such information has not otherwise been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process. In addition, upon termination of employment for any reason, Executive will return to the Company or its affiliates all documents and other media containing information belonging or relating to the Company or its affiliates. Executive will promptly disclose in writing to the Company all inventions, discoveries, developments, improvements and innovations (collectively referred to as “Inventions”) that Executive has conceived or made during the Term; provided, however, that in this context “Inventions” are limited to those which (i) relate in any manner to the existing or contemplated business or research activities of the Company and its affiliates; (ii) are suggested by or result from Executive’s work at the Company; or (iii) result from the use of the time, materials or facilities of the Company and its affiliates. All Inventions will be the Company’s property rather than Executive’s. Should the Company request it, Executive agrees to sign any document that the Company may reasonably require to establish ownership in any Invention.

(c)                      Cooperation With Regard to Litigation.  Executive agrees to cooperate with the Company, during the Term and thereafter (including following Executive’s termination of employment for any reason), by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate of the Company, as requested. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

(d)                     Non-Disparagement. Executive shall not, at any time during the Term and thereafter, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations.  Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from making truthful statements that are required by applicable law, regulation or legal process.

(e)                      Release of Employment Claims.  Executive agrees, as a condition to receipt of any termination payments and benefits provided for in Sections 6 and 7 herein (other than Compensation Accrued at Termination), that he will execute a general release agreement, in a form satisfactory to the Company, releasing any and all claims arising out of Executive’s employment other than enforcement of this Agreement and rights to indemnification under any agreement, law, Company organizational document or policy, or otherwise.

(f)                        Forfeiture of Outstanding Options.  The provisions of Sections 6 and 7 notwithstanding, if Executive willfully and materially fails to substantially comply with any restrictive covenant under this Section 10 or willfully and materially fails to substantially comply with any material obligation under this Agreement, all options to purchase Common Stock granted by the Company and then held by Executive or a transferee of Executive shall be immediately forfeited and thereupon such options shall be cancelled. Notwithstanding the foregoing, Executive shall not forfeit any option unless and until there shall have been delivered to him, within six months after the Board (i) had knowledge of conduct or an event allegedly constituting grounds for such forfeiture and (ii) had reason to believe that such conduct or event could be grounds for such forfeiture, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board (excluding Executive) at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such forfeiture and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive has engaged and continues to engage in conduct set forth in this Section 10(f) which constitutes grounds for forfeiture of Executive’s options; provided, however, that if any option is exercised after delivery of such notice and the Board subsequently makes the determination described in this sentence, Executive shall be required to pay to the Company an amount equal to the difference between the aggregate value of the shares acquired upon such exercise at the date of the Board determination and the aggregate exercise price paid by Executive. Any such forfeiture shall apply to such options notwithstanding any term or provision of any option agreement. In addition, options granted to Executive on or after January 1, 2000, and gains resulting from the exercise of such options, shall be subject to forfeiture in accordance with the Company’s standard policies relating to such forfeitures and clawbacks, as such policies are in effect at the time of grant of such options.

(g)                     Survival. The provisions of this Section 10 shall survive the termination of the Term and any termination or expiration of this Agreement.

11.                                             Governing Law; Disputes; Arbitration.

(a)                      Governing Law.  This Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Connecticut, without regard to conflicts of law principles, except insofar as federal laws and regulations and the Delaware General Corporation Law may be applicable. If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof. If any court determines that any provision of Section 10 is unenforceable because of the duration or geographic scope of such provision, it is the parties’ intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.  Anything in this Agreement to the contrary notwithstanding, the terms of this Agreement shall be interpreted and applied in a manner consistent with the requirements of Section 409A of the Code and the Regulations thereunder and the Company shall have no right to accelerate or make any payment under this Agreement except to the extent permitted under Section 409A of the Code.  The Company shall have no obligation, however, to reimburse Executive for any tax penalty or interest payable or provide a gross-up payment in connection with any tax liability of Executive under Section 409A of the Code except that this provision shall not apply in the event of the Company’s negligence or willful disregard in interpreting the application of Section 409A of the Code to this Agreement which negligence or willful disregard causes Executive to become subject to a tax penalty or interest payable under Section 409A of the Code nor shall this provision be interpreted to limit any gross-up payable to Executive under Section 9(b) or any tax equalization payment under Section 5(b)(vi) of this Agreement.

(b)                     Reimbursement of Expenses in Enforcing Rights.  All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in seeking to interpret this Agreement or enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to Executive by the Company, whether or not Executive is successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that Executive’s assertion of such rights was in bad faith or frivolous, as determined by arbitrators in accordance with Section 11(c) or a court having jurisdiction over the matter.  Any such payment or reimbursement shall be made in a lump sum in the month next following the month in which such costs and expenses are incurred subject to Executive’s submission of receipts for such expenses.

(c)                      Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Fairfield, CT, by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the District of Connecticut, (ii) any of the courts of the State of Connecticut, or (iii) any other court having jurisdiction. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 11(b), the Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 11 and shall pay such costs and expenses in the tax year in which incurred. Notwithstanding any provision in this Section 11, Executive shall be entitled to seek specific performance of Executive’s right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

(d)                     Interest on Unpaid Amounts.  Any amount which has become payable pursuant to the terms of this Agreement or any decision by arbitrators or judgment by a court of law pursuant to this Section 11 but which has not been timely paid shall bear interest at the prime rate in effect at the time such amount first becomes payable, as quoted by the Company’s principal bank, except as otherwise provided in Sections 5(h) and 7(g) of this Agreement (concerning interest payable with respect to delayed payments under Section 409A of the Code).

12.                                             Miscellaneous.

(a)                      Integration. This Agreement cancels and supersedes any and all prior employment agreements and understandings between the parties hereto with respect to the employment of Executive by the Company, any parent or predecessor company, and the Company’s subsidiaries during the Term, except for contracts relating to compensation under executive compensation and employee benefit plans of the Company and its subsidiaries. The foregoing notwithstanding, in the event of any conflict or ambiguity between this Agreement and a Change-in-Control Agreement executed by Executive and the Company, the provisions of this Agreement shall govern except that Executive shall remain entitled to any right or benefit under a Change-in-Control Agreement executed by the Company, for so long as such Change-in-Control Agreement remains in effect, if and to the extent that such right or benefit is more favorable to Executive than a corresponding provision of this Agreement; but no payment or benefit under the Change-in-Control Agreement shall be made or extended which duplicates any payment or benefit hereunder.  This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Executive under any prior agreements and understandings or under any benefit or compensation plan of the Company which are in effect.

(b)                     Successors; Transferability. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

As used in this Agreement, “Company” shall mean IMS Health Incorporated or any wholly owned subsidiary of IMS Health Incorporated domiciled in the United Kingdom to which IMS Health Incorporated may assign its rights and obligations hereunder, provided that the performance of all such obligations hereunder by such subsidiary shall be guaranteed by IMS Health Incorporated, and references to plans and programs shall refer to those of IMS Health Incorporated and its subsidiaries.  In addition, the term “Company” or “IMS Health Incorporated” shall include any successor to the business and/or assets of IMS Health Incorporated which assumes and agrees to perform this Agreement by operation of law, or otherwise and, in the case of an acquisition of the Company in which the corporate existence of the Company continues, the ultimate parent company following such acquisition. Subject to the foregoing, the Company may transfer and assign this Agreement and the Company’s rights and obligations hereunder. Neither this Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 12(b).

(c)                      Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits provided hereunder following Executive’s death.

(d)                     Notices. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

If to the Company:

IMS HEALTH INCORPORATED

1499 Post Road

Fairfield, CT 06824

Attention: Chief Executive Officer

If to Executive:

M. Gilles Pajot

c/o Monica Kurnatowska

Baker & McKenzie LLP

100 New Bridge Street

London EC4V 6JA

If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective two days after deposit into the mails by delivery to the U.S. Post Office.

(e)                      Reformation. The invalidity of any portion of this Agreement shall not be deemed to render the remainder of this Agreement invalid.

(f)                        Headings. The headings of this Agreement are for convenience of reference only and do not constitute a part hereof.

(g)                     No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

(h)                     No Obligation To Mitigate. Executive shall not be required to seek other employment or otherwise to mitigate Executive’s damages upon any termination of employment, and any compensation or benefits received from any other employment of Executive shall not mitigate or reduce the obligations of the

Company or the rights of Executive hereunder, except that, to the extent Executive receives from a subsequent employer health or other insurance benefits that are similar to the benefits referred to in Section 5(b) hereof, any such benefits to be provided by the Company to Executive following the Term shall be correspondingly reduced.

(i)                         Offsets; Withholding. The amounts required to be paid by the Company to Executive pursuant to this Agreement shall not be subject to offset other than with respect to any amounts that are owed to the Company by Executive due to his receipt of funds as a result of his fraudulent activity. The foregoing and other provisions of this Agreement notwithstanding, all payments to be made to Executive under this Agreement, including under Sections 6 and 7, or otherwise by the Company, will be subject to withholding to satisfy required withholding taxes and other required deductions.

(j)                         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

(k)                      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13.                                 Indemnification.

All rights to indemnification by the Company now existing in favor of Executive as provided in the Company’s Certificate of Incorporation or By-laws or pursuant to other agreements in effect on or immediately prior to the Effective Date shall continue in full force and effect from the Effective Date (including all periods after the expiration of the Term), and the Company shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that Executive provide an undertaking to repay such advances if it is ultimately determined that Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether Executive’s conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company’s Certificate of Incorporation, By-laws, or other agreement shall be made by independent counsel mutually acceptable to Executive and the Company (except to the extent otherwise required by law). After the date hereof, the Company shall not amend its Certificate of Incorporation or By-laws or any agreement in any manner which adversely affects the rights of Executive to indemnification thereunder. Any provision contained herein notwithstanding, this Agreement shall not limit or reduce any rights of Executive to indemnification pursuant to applicable law.  In addition, the Company will maintain directors’ and officers’ liability insurance in effect and covering acts and omissions of Executive during the Term and for a period of six years thereafter on terms substantially no less favorable than those in effect on the Effective Date.

IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed as of the date of this Agreement set forth in Section 1 hereof.

IMS HEALTH INCORPORATED

By:	/s/ David R. Carlucci
Name: David R. Carlucci
Title: President and Chief Executive Officer

/s/ Gilles Pajot
Gilles Pajot

Addendum A

Effective as of the Restatement Date

I.                                         Definitions.  The terms used in this Addendum A shall have the meanings provided in the Employment Agreement as of the Restatement Date except as otherwise provided below:

“Actuarial Equivalent” or “Actuarially Equivalent”, for purposes of determining the lump sum value of Executive’s Supplemental Benefit, shall be computed on the basis of the Applicable Mortality Table and by using an interest rate equal to 85% of the average of the yields on 15-year non-callable U.S. Treasury bonds (or such reasonable equivalent to such bonds as the Company may determine) as of the close of business on the last business day of each of the three months immediately preceding the date of determination.

“Annual Accrual Rate” shall mean 3.25%.

“Applicable Mortality Table” shall mean the mortality table described in Section 417(e)(3)(A)(ii)(I) of the Code.

“Average Final Compensation” shall mean Executive’s average annual Eligible Compensation during the last 60 consecutive months of service with the Company (or during the total number of consecutive months, if fewer than 60), immediately prior to Executive’s termination of employment with the Company, but in no event less than 619,295 British Pounds Sterling.

“Beneficiary” shall mean the beneficiary designated by Executive or, in the absence of a beneficiary designation by Executive, his estate.

“Credited Service” shall mean Executive’s completed years and months of service with the Company, increased by five years, but in no event shall Executive’s Credited Service under this Addendum A, including without limitation, Credited Service determined in accordance with the provisions of Articles IV, VI and VII of this Addendum A, exceed 20 years.  For any partial month of service, Executive shall be credited with a full month of service. Credited Service shall be expressed in years and months and shall be measured in cumulative monthly increments, including holidays, vacations, leaves of absence approved by the Company, weekends and other nonworking days.  Credited Service shall begin with the date of commencement of Executive’s employment with the Company and end on Executive’s termination of employment date under the Employment Agreement.

“Eligible Compensation” shall mean Executive’s annual base salary, regular annual bonuses and deferrals under Company-sponsored plans.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“P&U Retirement Programs” shall mean all qualified and nonqualified retirement plans maintained by Pharmacia & Upjohn Company and any predecessor or successor thereto.

“Supplemental Benefit” shall mean the benefit payable to Executive pursuant to Section 5(b)(iv) of the Employment Agreement as described in Article II of this Addendum A.

“U.S. Executive Retirement Plan” shall mean the Company-sponsored U.S. Executive Retirement Plan as in effect on the date payment commences to be made to Executive in accordance with Article IV of this Addendum A.

II.                                     Supplemental Benefit

Executive’s Supplemental Benefit shall be equal to his Annual Accrual Rate multiplied by his Average Final Compensation multiplied by his Credited Service, minus the benefits payable or paid to Executive under the P&U Retirement Programs; subject, however, to a minimum Supplemental Benefit payable in the event that Executive continues employment with the Company until his attainment of age 60, which minimum Supplemental Benefit shall be equal to 55% of Executive’s Average Final Compensation, less any benefits payable or paid under the P&U Retirement Programs.  Executive shall be fully vested in his Supplemental Benefit; provided, however, that no Supplemental Benefit or any other benefit shall be payable under this Addendum A in the event of Executive’s termination for Cause under the terms of the Employment Agreement.

III.                                 Time of Payment of Supplemental Benefit

Payment of the Actuarial Equivalent Value of Executive’s Supplemental Benefit shall be made at the later of:  (a) the calendar year next following the calendar year in which Executive’s termination of employment with the Company occurs; and (b) July 5, 2009; provided, however, that Executive may change the time of payment of all or a portion of Executive’s Supplemental Benefit at any time or times on or before December 31, 2007 (or such later date as may be specified by the Internal Revenue Service in Regulations or other guidance interpreting Section 409A of the Code) provided that any such change shall be made in writing on such form as the Company may reasonably require in order to comply with such Regulations or other guidance.

Notwithstanding the foregoing, if calculation of the Supplemental Benefit payable to Executive by the payment date set forth in this Article III is not administratively practicable due to events beyond the control of Executive (or Executive’s beneficiary or estate) for reasons that are commercially reasonable, payment will be made as soon as administratively practicable in compliance with Section 409A of the Code and the Regulations.

Anything in this Addendum A to the contrary notwithstanding, any payment to be made under this Addendum A upon termination of Executive’s employment which is subject to Section 409A of the Code shall not be paid earlier than six months following such termination of employment in accordance with Section 7(g) of the Employment Agreement if Executive is a Specified Employee as defined in Section 8(g) of the Employment Agreement on the date of his termination of employment. In the event of any delay in the payment date as a result of Section 7(g) of the Employment Agreement, the Company will adjust the payment to reflect the deferred payment date by multiplying the payment by the product of the six-month CMT Treasury Bill annualized yield rate as published by the U.S. Treasury for the date on which such payment would have been made but for the delay multiplied by a fraction, the numerator of which is the number of days by which such payment was delayed and the denominator of which is 365. The Company will pay the adjusted payment at the beginning of the seventh month following Executive’s termination of employment.  Notwithstanding the foregoing, if calculation of the amounts payable by such payment date is not administratively practicable due to events beyond the control of Executive (or Executive’s beneficiary or estate) and for reasons that are commercially reasonable, payment will be made as soon as administratively practicable in compliance with Section 409A of the Code and the Regulations. In the event of Executive’s death during such six-month period, payment will be made in accordance with Section VI of this Addendum A on the basis that Executive’s death occurred prior to payment of his Supplemental Benefit.

IV.                                 Determination of Supplemental Benefit Upon Disability

Executive’s Supplemental Benefit payable upon termination of employment due to Disability shall not be less than the pension benefit Executive would have received under the U.S. Executive Retirement

Plan had Executive been a participant in the U.S. Executive Retirement Plan, calculated on the basis of his Average Final Compensation determined as of his date of termination of employment with the Company on account of Disability and his Credited Service increased to include months and years of service from the date of Executive’s termination of employment on account of Disability until his attainment of age 65, reduced, however, by the benefits paid or payable under the P&U Retirement Programs.

V.                                     Form of Payment of Supplemental Benefit

Executive’s Supplemental Benefit shall be paid in the form of an Actuarially Equivalent lump sum; provided, however, that Executive may change the form of payment of all or a portion of Executive’s Supplemental Benefit at any time or times on or before December 31, 2007 (or such later date as may be specified by the Internal Revenue Service in Regulations or other guidance interpreting Section 409A of the Code) provided that any such change shall be made in writing on such form as the Company may reasonably require in order to comply with such Regulations or other guidance.

Executive and the Company may also agree at any time in writing to amend this Addendum A to delay the time and/or change the form of payment of Executive’s Supplemental Benefit, provided, however, that (a) no such delay or change shall be effective until twelve months after the date such amendment is executed by Executive and the Company; (b) except in the event of payment upon death, such amendment must be executed not fewer than twelve months prior to the date payment of Executive’s Supplemental Benefit was otherwise scheduled to be made; and (c) except in the event of payment upon death, the new distribution date or form of payment may not be effective sooner than the fifth anniversary of the date payment was otherwise scheduled to be made.

VI.                                 Death Benefit

Upon the death of Executive prior to the payment of his Supplemental Benefit, his Beneficiary shall be entitled to receive a lump sum payment of the Supplemental Benefit that was payable to Executive on the date of his death.  Payment to Executive’s Beneficiary shall be made in the payroll period next following the payroll period in which Executive’s death occurs.

In the event of Executive’s death after payment of his Supplemental Benefit has been made, no benefit shall be payable under this Article VI.

VII.                             Change in Control

As provided in Sections 7(e)(vii) and 7(f)(vii) of the Employment Agreement, in the event of the termination of Executive’s employment by the Company without Cause within two years after a Change in Control or in the event of Executive’s termination of employment for Good Reason within two years after a Change in Control, Executive shall be credited with an additional three years of age plus an additional three years of Credited Service for purposes of calculating Executive’s Supplemental Benefit under Article II of this Addendum A and calculating any Actuarially Equivalent benefits payable under Article III of this Addendum A.

VIII.                         Funding

Benefits payable under this Addendum A shall be “unfunded,” as that term is used in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA.  The Company shall not be required to segregate or earmark any of its assets for the benefit of Executive or his Beneficiary, and each of Executive and his Beneficiary shall have only a contractual right against the Company for benefits payable under this Agreement.  The rights and interests of Executive and his Beneficiary under this Addendum A shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by Executive, his Beneficiary or any person claiming under or through Executive or his Beneficiary, nor shall they be subject to the debts, contracts, liabilities or torts of Executive or his Beneficiary or anyone else prior to payment.

IX.                                Claims

Claims for benefits under this Addendum A shall be administered in accordance with the ERISA claims procedures set forth in the Company’s Supplemental Executive Retirement Plan as in effect from time to time.  Following Executive’s exhaustion of such claims procedures, claims shall be settled exclusively by arbitration in accordance with the provisions of Section 11(c) of the Employment Agreement.  As provided in Section 11(b) of the Employment Agreement, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in seeking to interpret this Addendum A or enforce rights pursuant to this Addendum A shall be paid on behalf of or reimbursed to Executive by the Company, whether or not Executive is successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that Executive’s assertion of such rights was in bad faith or frivolous, as determined by arbitrators in accordance with Section 11(c) of the Employment Agreement.